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                                THE COBALT GROUP, INC.

                          1999 EMPLOYEE STOCK PURCHASE PLAN

     1.   PURPOSES.

          The Cobalt Group, Inc. 1999 Employee Stock Purchase Plan (the "Plan") is intended to provide additional incentives to employees and a convenient means by which eligible employees of the Company and its Corporate Affiliates may purchase the Company's shares of Common Stock and a method by which the Company may assist and encourage such employees to become shareholders of the Company.

     2.   DEFINITIONS.

          As used herein, the following definitions apply:

          a. "BASE SALARY" means the regular cash compensation paid to a Participant by one or more Participating Companies, including incentive bonuses, overtime, commissions and any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program, but excluding any severance pay, hiring or relocation bonuses and pay in lieu of vacations and sick leave.

          b.   "BOARD" means the Company's Board of Directors.

          c. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          d. "COMPANY" means The Cobalt Group, Inc., a Washington corporation, and any corporate successor to all or substantially all of the assets or voting stock of The Cobalt Group, Inc. which shall by appropriate action adopt the Plan.

          e.   "COMMON STOCK" means the Company's common stock.

          f. "CORPORATE AFFILIATE" means any company which is a parent or subsidiary corporation of the Company (as determined in accordance with Code
Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

          g. "EFFECTIVE DATE" means the first day of the first month of each offering period which shall commence as determined by the Plan Administrator. For any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of an offering period has commenced, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

          h. "ELIGIBLE EMPLOYEE" means any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week and more than five (5) months per


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calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

          i. "ENTRY DATE" means the date an Eligible Employee first joins the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date.

          j. "PARTICIPANT" means any Eligible Employee of a Participating Company who is actively participating in the Plan.

          k. "PARTICIPATING COMPANY" means the Company and such Corporate Affiliate or Affiliates as may be designated from time to time by the Board.

          l. "PERIOD OF PARTICIPATION" means each six-month period for which the Participant actually participates in an offering period in effect under the Plan.

          m. "PLAN ADMINISTRATOR" means the plan administrator appointed by the Board pursuant to Section 3.a.

          n. "PURCHASE DATE" means the last business day of each Period of Participation on which day shares of Common Stock are automatically purchased for Participants under the Plan.

     3.   ADMINISTRATION.

          (a) POWERS. The Plan shall be administered by the Compensation Committee ("Plan Administrator") appointed from time to time by the Board. The Plan Administrator shall have full authority to administer the Plan, including, without limitation, authority to interpret and construe any provision of the Plan; to determine the offering periods and the maximum number of shares of Common Stock which may be purchased in any one offering period; to determine, in accordance with Section 7(c), the fair market value of the Common Stock on any date; to prescribe, amend and rescind rules and regulations relating to this Plan; within law, to waive or modify any term or provision contained in this Plan or in any right to purchase shares of Common Stock under this Plan; to authorize any person to execute on behalf of the Company any instrument required to effectuate this Plan; and to make all other determinations deemed necessary or advisable for the administration for this Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan, any right issued hereunder or of any rule or regulation promulgated in connection herewith and all actions taken by the Plan Administrator shall be conclusive and binding on all interested parties. The Plan Administrator may delegate administrative functions to individuals who are officers or employees of the Company or a Corporate Affiliate.

          (b) LIMITED LIABILITY. No member of the Board of Directors or the Plan Administrator or officer of the Company or any Corporate Affiliate shall be liable for any action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with explicit provisions hereof, the


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Board of Directors and Plan Administrator may act in their absolute discretion in all matters related to this Plan.

     4.   OFFERING PERIODS.

          a. DETERMINATION. Shares of Common Stock shall be offered for purchase under the Plan through a series of offering periods, each to be of a duration of six (6) months, all as selected by the Plan Administrator, until such time as the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or the Plan shall have been sooner terminated in accordance with Section 10.

          b. SEPARATE PURCHASE RIGHTS. The Participant shall be granted a separate purchase right for each offering period in which he/she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the offering period in effect under the Plan and shall be automatically exercised on the Purchase Date.

          c. INDEPENDENT. The acquisition of Common Stock through participation in the Plan for any offering period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent offering period.

     5.   ELIGIBILITY AND PARTICIPATION.

          a. ENTRY DATES. Each Eligible Employee of a Participating Company shall be eligible to participate in the Plan in accordance with the provisions of this paragraph 5.2. An individual who is an Eligible Employee on the start date of the offering period may enter that offering period on such start date, provided he/she enrolls in the offering period before such date in accordance with Section 5(b) below. That start date shall then become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period. Should such Eligible Employee not enter the offering period on the start date, then he/she may not subsequently join that particular offering period on any later date.

          b. ENROLLMENT FORMS. To participate for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed in the Plan Administrator (including the payroll deduction authorization) and file such forms with the Plan Administrator at least ten (10) business days before his/her scheduled Entry Date.

          c. PAYROLL DEDUCTIONS. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan shall be at a rate of not less than two percent (2%) nor more than fifteen percent (15%) of the Base Salary paid to the Participant during the Period of Participation, unless the Plan Administrator consents to a lower or higher rate. The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:


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                   (1)  The Participant may, at any time during the Semi-Annual
Period of Participation, reduce his/her rate of payroll deduction but not less than, without the consent of the Plan Administrator, two percent (2%) of Base Salary. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction during the same Semi-Annual Period of Participation.

                    (2) The Participant may, prior to the commencement of any new offering period, increase or decrease the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator (or its designate). The new rate (which may not be less than, without the consent of the Plan Administrator, the two (2%) minimum and not exceed the 15 percent (15%) maximum) shall become effective as of the first date of the Period of Participation following the filing of such form.

                    (3) For purposes of this Section 5(3), an amended payroll deduction authorization form shall be effective for a specific pay period when filed ten (10) business days prior to the last day of such period.

          Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of
Section 7 below.

               d. RULE 16b-3. Employees who are also directors or officers of the Company may participate only in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time.

               e. PARTICIPATION VOLUNTARY. Participation in the Plan shall be voluntary.

     6.   STOCK SUBJECT TO PLAN

          a. TOTAL NUMBER. The total number of shares of Common Stock which may be issued under the Plan shall not exceed 300,000 shares (subject to adjustment under Section 6(b) below).

          b. CHANGES TO CAPITALIZATION. In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (1) the class and maximum number of shares issuable over the term of the Plan, (2) the class and maximum number of shares purchasable per Participant during each Semi-Annual Period of Participation, (3) the class and maximum number of shares purchasable in the aggregate by all Participants on any one purchase date under the Plan, and (4) the class and number of shares and the price per share of the Common Stock subject to each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.


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     7.   PURCHASE RIGHTS.

          a. TERMS AND CONDITIONS. An Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, at the end of the Participation Period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

          b. PURCHASE PRICE. Common Stock shall be issuable at the end of the Period of Participation at a purchase price equal to the lower of eighty-five percent (85%) of (1) the fair market value per share on the Participant's Entry Date into the offering period, or (2) the fair market value per share on the Purchase Date on which the Period of Participation ends.

          c. VALUATION. For purposes of determining the fair market value per share of Common Stock on any relevant date, the following procedures shall be in effect:

                (i) The fair market value on any date shall be equal to the closing price of the Common Stock on such date, as reported on the NASDAQ National Market System or such other quotation system that supersedes it. If there is no quoted price for such date, then the closing price on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

                (ii) If Section 7(c)(1) is not applicable, the fair market value shall be determined by the Plan Administrator in good faith. Such determination shall be conclusive and binding on all persons.

          d. NUMBER OF PURCHASABLE SHARES. The number of shares purchasable per Participant for each Period of Participation shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during such Period of Participation by the purchase price in effect for the Purchase Date on which such Semi-Annual Period of Participation ends. No Participant, however, may purchase during any one Purchase Period more than 1,000 shares of Common Stock (subject to periodic adjustment under Section 6(b)).

          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

               e. PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first day coincident with or immediately following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of


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the offering period.  The amounts so collected shall be credited to the
Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

               f. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                    (1) A Participant may, at any time prior to the last thirty (30) business days of the Semi-Annual Period of Participation, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate), unless the Participant has delivered to the Plan Administrator a written waiver of his or her rights to terminate such purchase rights. No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Period of Participation in which such termination occurs shall be refunded to the Participant.

                    (2) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which such terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of a new payroll deduction authorization) on or before the date he/she is first eligible to join any new offering period.

                    (3) If the Participant ceases to remain an Eligible Employee while his/her purchase right remains outstanding, then such individual (or the personal representative of the estate of a deceased Participant) shall have the following election, exercisable up until the end of the Semi-Annual Period of Participation in which the Participant ceases Eligible Employee status:

                          i) to withdraw all of the Participant's payroll deductions for such Period of Participation, or

                          ii) to have such funds held for the purchase of
                              shares on the Purchase Date immediately
                              following such cessation of Eligible Employee status.

          If no such election is made, then such funds shall be refunded as soon as possible after the close of such Period of Participation. In no event, however, may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status.

               g. STOCK PURCHASE. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above) on the Purchase Date. The purchase shall be effected by applying such Participant's payroll deductions for the Period of Participation ending on such Purchase Date to the purchase


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of shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect for such Period of Participation. Any payroll deductions not applied to the purchase of Common Stock at the end of an offering period or by reason of the limitation on the maximum number of shares purchasable by the Participant for that Period of Participation shall be refunded to the Participant.

               h. PRORATION OF PURCHASE RIGHTS. Subject to the limitations set forth in Section 6(a), the Plan Administrator shall determine the number of shares of Common Stock, subject to periodic adjustment under Section 6(b), which may be purchased in the aggregate by all Participants in any one offering period under the Plan. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed either (1) the maximum limitation on the number of shares purchasable in the aggregate on such date or (2) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro rated to such individual, shall be refunded to such Participant.

               i. RIGHTS AS SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

          A Participant shall be entitled to receive, as soon as practicable after each Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship.

               j. ASSIGNABILITY. Purchase rights granted under the Plan shall not be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, shall not be subject to execution, attachment or similar process, and shall be exercised during the Participant's lifetime only by the Participant.

               k. CHANGE IN OWNERSHIP. Should the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

                    (1) a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the state in which the Company is incorporated), or

                    (2) a reverse merger in which the Company is the surviving corporation but in which more than 50% of the Company's outstanding voting stock is


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transferred to holders different from those who held the stock immediately prior to the reverse merger, then, unless the successor shall continue this Plan and assume all the obligations evidenced by the outstanding rights to purchase shares of Common Stock or shall provide equivalent rights with respect to the successor's securities, all to the reasonable satisfaction of the Board, all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the payroll deductions of each Participant for the Period of participation in which such transaction occurs to the purchase of whole shares of Common Stock at the lower of eighty-five percent (85%) of (i) the fair market value of the Common Stock on the Participant's Entry Date into the offering period in which such transaction occurs, or (ii) the fair market value of the Common Stock immediately prior to the consummation of such transaction. However, the applicable share limitations of Sections 7 and 8 shall continue to apply to any such purchase.

          The Company shall use its best efforts to provide at least ten (10) days' advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Sections 7.

     8.   ACCRUAL LIMITATIONS.

          a. DOLLAR LIMIT. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

          b. APPLICATION. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

               (1) the right to acquire Common Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable for each the last business day of each Period of Participation.

               (2) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.


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               (3)   If by reason of such accrual limitations, any
purchase right of a Participant does not accrue for a particular Period of Participation, then the payroll deductions which the Participant made during that Period of Participation with respect to such purchase right shall be refunded.

          c. CONTROLLING PROVISION. In the event there is any conflict between the provisions of this Section 8 and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section 8 shall be controlling.

     9.   STATUS OF PLAN UNDER FEDERAL TAX LAWS.

          The Plan is designed to qualify as an employee stock purchase plan under Code Section 423, and shall be governed and construed accordingly.

     10.  AMENDMENT AND TERMINATION.

          a. AMENDMENTS, SUSPENSION, DISCONTINUATION. The Board may alter, amend, suspend or discontinue the Plan immediately following the close of any Period of Participation. However, the Board may not, without the approval of the Company's shareholders:

               (1) materially increase the number of shares issuable under the Plan or the maximum number of shares which may be purchased per Participant or in the aggregate during any one Period of Participation under the Plan, except that the Plan Administrator shall have the authority, exercisable without such shareholder approval, to effect adjustments to the extent necessary to effect changes in the Company's capital structure pursuant to Section 6(b);

               (2) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock issuable under the Plan;

               (3) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan; or

               (4) adopt amendments which require shareholder approval under applicable law, including Section 16(b) of the Securities Exchange Act of 1934.

          b. TERMINATION OF PURCHASE RIGHTS. The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Period of Participation. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.


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     11.  GENERAL PROVISIONS.

          a. REQUIREMENTS. No offering period shall commence, and no shares of Common Stock shall be issued hereunder, until (1) the Plan shall have been approved by the Company's shareholders and (2) the Company shall have complied with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions, the requirements of any quotation service or stock exchange upon which the shares may then be listed, and all other applicable requirements established by law or regulation. In the event such shareholder approval is not obtained, or such Company compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect.

          b. PLAN TERMINATION. The Plan shall terminate upon the earlier of (1) June 30, 2004, or (2) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

          c. COSTS. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

          d. NO STATUS AS EMPLOYEE. Neither the action of the Company in establishing the Plan, or any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

          e. NO SEGREGATION OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate the payroll deductions.

          f. NO INTEREST. No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant's account.

          g. GOVERNING LAW. The provisions of the Plan shall be governed by the laws of the State of Washington.